UNIVERSAL DETECTION TECHNOLOGY

                           Private Placement of Units

                           PLACEMENT AGENCY AGREEMENT

                                                     Dated as of April 29, 2004


Meyers Associates L.P.
45 Broadway - 2nd Floor
New York, New York 10006
Attn: President

Ladies and Gentlemen:

     Universal Detection Technology, a California corporation (the "COMPANY") proposes to offer for sale (the "OFFERING") in a private offering pursuant to
Section 4(2) of the Securities Act of 1933, as amended (the "ACT"), and Regulation D promulgated thereunder, units (the "UNITS") to certain Accredited Investors (as defined in Regulation D). The Units shall be comprised of shares of common stock ("COMMON STOCK") and warrants to purchase common stock ("WARRANTS"). The Units, Common Stock, and Warrants are sometimes referred to herein as the "SECURITIES." The private offering is being made on a "best efforts all or none" basis for gross proceeds of $250,000 ("MINIMUM OFFERING") and on a "best efforts" basis as to an additional $750,000 of gross proceeds (the "MAXIMUM Offering"). Offers and sales of the Securities shall be to Accredited Investors only. This letter agreement (the "AGREEMENT") shall confirm our agreement concerning Meyers Associates L.P. acting as our exclusive placement agent (the "PLACEMENT AGENT" or "MEYERS ASSOCIATES") in connection with the offer and sale of the Securities.

     l.   Appointment of Placement Agent.

     On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints Meyers Associates L.P. as its Placement Agent and grants to it the exclusive right to offer, as its agent, the Securities pursuant to the terms of this Agreement. The Company expressly acknowledges and agrees that Meyers Associates's obligations hereunder are not on a firm commitment basis and that the execution of this Agreement does not constitute a commitment by Meyers Associates to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof. Further, Meyers Associates's obligation to use its best efforts to assist the Company in the Offering is subject to general market conditions. On the basis of such representations and warranties, and subject to such conditions, Meyers Associates hereby accepts such appointment and agrees to use its best efforts to secure subscriptions to purchase up to $1,000,000 of Units, subject to adjustment pursuant to the terms of this Agreement.

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     2.   Terms of the Offering.

          (a) The Company shall prepare and deliver to the Placement Agent copies of a Confidential Disclosure Statement (the "DISCLOSURE STATEMENT"), relating to, among other things, the Company, the Securities, and the terms of the sale of the Securities. The Disclosure Statement, including all exhibits, and appendices thereto and documents delivered therewith, are referred to herein as the "OFFERING DOCUMENTS" and shall include any supplements or amendments in accordance with this Agreement. The Company shall utilize the services of securities counsel with experience in private placement offerings and the rules and regulations of the Securities and Exchange Commission ("SEC") in drafting the Offering Documents.

          (b) The Offering shall consist of up to $1,000,000 of Units. The terms of the Offering and Securities are further described on EXHIBIT A attached hereto which is incorporated herein. The Offering is being made on a "best efforts all or none" basis up to $250,000 of gross proceeds and on a "best efforts" basis as to an additional $750,000 of gross proceeds. The Offering may be expanded by an additional $1,000,000 of gross proceeds at the option of the Company and Meyers Associates LP. In the event a subscription is not accepted, such rejected subscription funds will be returned to the subscriber without interest or deductions.

          (c) The Offering shall commence on the date that the Company delivers to the Placement Agent the Offering Documents that have been completed to the reasonable satisfaction of the Placement Agent and its counsel, and shall expire at 5:00 p.m., New York time, on a date which is 45 days thereafter; provided however, in the event that subscriptions for the Minimum Offering has been received into escrow prior to the expiration of such 45 day period, the Offering Period shall be extended for an additional 75 days. Such period, as same may be so extended, shall hereinafter be referred to as the "OFFERING PERIOD."

          (d) Each prospective investor ("PROSPECTIVE INVESTOR") who desires to purchase Securities shall deliver to the Placement Agent a fully executed subscription agreement ("SUBSCRIPTION AGREEMENT") and investor questionnaire ("INVESTOR QUESTIONNAIRE"), in the form attached to the Disclosure Statement and immediately available funds in the amount necessary to purchase the number of Securities such Prospective Investor desires to purchase. Neither the Company nor the Placement Agent shall have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or Investor Questionnaire, or the authenticity, sufficiency, or validity of any check delivered by any Prospective Investor in payment for Securities.

          (e) The Placement Agent shall deliver each subscription funds received from a Prospective Investor to the Company for deposit in a segregated escrow account at an independent banking institution and shall deliver the executed copies of the Subscription Agreement received from such Prospective Investor to the Company. All funds shall be held in the segregated account pending acceptance of the subscription. The Company shall notify the Placement Agent promptly of the acceptance or rejection or any subscription which shall be made



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               in the Company's sole discretion; ; provided, however, any rejection shall be made in good faith by the Company.

          (f) Meyers Associates may engage other persons selected by Meyers Associates to assist Meyers Associates in the Offering (each such broker/dealers being hereinafter referred to as a "SELLING GROUP MEMBER") and Meyers Associates may allow such Selling Group Member such part of the compensation and payment of expenses payable to Meyers Associates under Section 5 hereof as Meyers Associates shall determine. Any such Selling Group Member shall be a member firm in good standing as a broker-dealer under the rules of the National Association of Securities Dealers, Inc. (the "NASD"). Each Selling Group Member shall be required to agree in writing to comply with the applicable provisions of this Agreement. The Placement Agent shall be fully responsible for any and all actions of each Selling Group Member in connection with this Agreement. The Company hereby agrees to make such representations and warranties to, and covenants and agreements with, any Selling Group Member (including an agreement to indemnify such Selling Group Member on terms substantially similar to Section 12 hereof) as provided herein.

     3.   Closings: Release of Funds.

          (a) The date that the initial subscriptions in the amount of the Minimum Offering are accepted by the Company and funds are released from the escrow account shall be deemed the "INITIAL CLOSING." At least one (1) day prior to the release of funds, the Placement Agent shall send a written notice to the Company, which notice shall state the amount of funds to be released, the name and address of each subscriber whose subscription has been accepted, and the amount of each subscription.

          (b) At any time prior to the expiration of the Offering Period following the Initial Closing and after acceptance by the Company of subscriptions for the sale of additional Securities of at least $250,000 ("INTERIM CLOSING AMOUNT") up to the Maximum Offering, one or more closings (each an "INTERIM CLOSING") shall take place in the manner herein set forth with respect to the Initial Closing. The final Interim Closing to be held in accordance herewith shall have no minimum amount and shall be deemed the "FINAL CLOSING" and the date thereof shall be the "FINAL CLOSING DATE." References herein to a "CLOSING" shall mean the Initial Closing, any Interim Closing, or the Final Closing, as the context requires, and the date thereof shall be referred to as a "CLOSING DATE."

     4.   Representations and Warranties of the Placement Agent.

          The Placement Agent represents and warrants to the Company as follows:

          (a) The Placement Agent is duly incorporated and validly existing and in good standing under the laws of its State of incorporation and has the power and authority to conduct its business as now conducted and to enter into and perform its obligations under this Agreement.



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          (b)  The Placement Agent is, and at the time of each Closing will be, a registered broker-dealer under the Act and a member in good standing of the NASD.

          (c) Sales of Securities by the Placement Agent will only be made in such jurisdictions in which the Placement Agent or a Selling Group Member is a registered broker-dealer or where an applicable exemption from such registration exists.

          (d) Offers and sales of Securities by the Placement Agent will be made only in accordance with this Agreement and in compliance with the provisions of Rule 506 of Regulation D (it being understood and agreed that the Placement Agent shall be entitled to rely upon the information and statements provided by the Prospective Investor in the Subscription Agreement and Investor Questionnaires), and the Placement Agent will furnish to each Prospective Investor a copy of the Offering Documents prior to accepting any subscription for the Securities.

          (e) The execution, delivery, and performance by the Placement Agent of this Agreement have been duly authorized by all necessary action of the Placement Agent, its officers and directors and this Agreement has been duly executed and delivered by the Placement Agent. This Agreement constitutes the valid and binding obligation of the Placement Agent, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by the securities laws of the United States and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles affecting the enforcement of creditors' rights generally.

     5.   Compensation.

          (a) The Placement Agent shall be entitled, on each Closing Date, as compensation for Meyers Associates services as Placement Agent under this Agreement, to selling commissions equal to 10% of the gross proceeds received by the Company from the sale of the Units effected at each Closing. In addition, the Placement Agent shall be entitled to 3% of the gross proceeds from the sale of the Units effected at each Closing in payment for a non-accountable expense allowance, of which $10,000 has previously been paid and will be credited against all amounts due Placement Agent at the Initial Closing.

          (b) In addition to the compensation payable to the Placement Agent set forth in clause (a) above, the Company shall sell and issue to the Placement Agent (or its assigns) warrants to purchase Common Stock equal to 20% of the number of shares of Common Stock included in the Units and underlying the investors warrants in the Units ("AGENT WARRANTS") at an exercise price equal to purchase price of the Units issued to investors. The Agent Warrants shall be exercisable for a period of five (5) years from the Final Closing Date.



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          (c)  The Company covenants and agrees that with respect to registration of the Securities underlying the Agent Warrants under the Act, the Placement Agent shall be entitled to the same registration rights as being provided to subscribers in the Offering.

     6.   Representations and Warranties of the Company.

          (a) The Company represents and warrants to, and agrees with, the Placement Agent that as of the date hereof and as of each Closing Date (except as affected by the Offering):

               (i) Assuming the accuracy of the representations and warranties of the Prospective Investors set forth in the Subscription Agreements and Investor Questionnaires and the representations and warranties of the Placement Agent set forth herein, the Offering Documents (a) contain, and at all times during the period from the date hereof to and including each Closing Date, will contain all information required to be contained therein, if any, pursuant to Rules 502 and 506 of Regulation D and all applicable federal and/or state securities and "blue sky" laws, and (b) do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances made therein not misleading. Each contract, agreement, instrument, lease, license, or other document required to be described in the Offering Documents shall be, and has been, accurately described therein in all material respects.

               (ii) No Offering Documents or information (it being understood that neither the Company nor any of its officers or directors or employees shall provide any written information to any Prospective Investor which is not contained in the Offering Documents) provided by the Company to Prospective Investors pursuant to Section 7(f) hereof shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of circumstances made therein not misleading.

               (iii) The Company has not, directly or indirectly, sold any other securities of the Company during the twelve-month period ending on the date hereof, except as may be properly described in the Offering Documents, and during the term hereof has no present intention to solicit any offer to buy or to offer to sell any of the Securities, any Common Stock or any other securities of the Company other than pursuant to this Agreement.

               (iv) The Company is, and at all times during the period from the date hereof to and including each Closing Date will be, a corporation duly organized, validly existing, and in good standing under the laws of the State of California, with full corporate power and authority to own its properties and assets. As of the date hereof, the Company is, and at all times during the period from the date hereof to and including each Closing Date, duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary except



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                    where the failure to be so qualified would not have a
                    material adverse effect on the Company's business.

               (v) All sales of securities within the three years prior to the date hereof have complied with all material requirements of the Securities Act, applicable state blue sky laws and the rules and regulations thereunder and there are no rights of rescission requiring the Company to rescind prior sales of securities existing under such laws, rules and regulations.

               (vi) Since the dates as of which information is given in the
                    Offering Documents, other than as set forth therein, (A) there has not been any material adverse change or any development involving a prospective material adverse change in the general affairs, business, prospects, properties, management, condition (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, (B) except in the ordinary course of business, the Company has not incurred any material liabilities or obligations, direct or indirect, and has not entered into any material transaction,
                    (C) the Company has not and will not have paid or declared any dividends or other distributions on its capital stock and (D) there has not been any change in the authorized capital stock of the Company or any material change in the short-term or long-term debt of the Company.

              (vii) AJ Robbins PC, whose report on the Company's audited financial statements is included in the Company's filings under the Securities and Exchange Act of 1934 ("SEC FILINGS") to the SEC included as part of the Offering Documents, are independent public accountants with respect to the Company as required by the Act and the rules and regulations thereunder.

             (viii) The consolidated financial statements, together with related notes and schedules of the Company included as part of the Offering Documents comply in all material respects with the requirements of the Act and the rules and regulations thereunder and present fairly the financial position of the Company on the respective dates indicated and its statement of operations for the respective periods covered thereby. Any condensed financial information appearing in the Offering Documents is fairly stated in all material respects in relation to the financial statements of the Company from which they have been derived. Such financial statements, and related notes and schedules, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis through the entire period involved.

               (ix) Except as described in the Offering Documents, there is no action, suit, investigation or proceeding pending or threatened before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, or arbitrator to which the Company is or may become a party or of which any property of the Company is subject or affected that (A) might affect the consummation of the transactions contemplated under this Agreement, including the issuance or validity of the Units offered hereby, or the Common Stock issuable upon exercise of the Warrants, or (B) might have a material adverse effect on the condition (financial or otherwise), sales, properties, earnings, net


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                    worth, prospects, results of operations or businesses of the
                    Company, taken as a whole ("MATERIAL ADVERSE EFFECT"), or any of its principal officers. All pending legal or governmental proceedings to which the Company is a party or of which any of its properties are subject or affected which are not described in the Offering Documents, including ordinary routine litigation incidental to the business, would not have a Material Adverse Effect. No labor dispute with the employees of the Company exists or is threatened or imminent that could have a Material Adverse Effect.

               (x) The Company owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, copyrights, know-how, trade secrets, licenses and rights in any thereof ("PROPRIETARY RIGHTS") which it is currently using as described in the Offering Documents. The Company does not have any knowledge of, and has not given or received any notice of any pending conflict with or infringement of, the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights. No action, suit, arbitration, or legal, administrative or other proceeding, or domestic or foreign governmental investigation is pending or, to the best of the Company's knowledge, threatened, which involves any Proprietary Rights. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a Material Adverse Effect on the use of any of the Proprietary Rights. No Proprietary Rights used by the Company and no services or products sold by the Company, conflict with or infringe upon, to the knowledge of the Company, any proprietary rights of any third party. The Company has not received written notice of any pending conflict with or infringement upon such third party proprietary rights. The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Proprietary Rights used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights owned or used by the Company.

               (xi) The Company has an authorized, issued, and outstanding capitalization as set forth in the Offering Documents. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non- assessable. No shares of capital stock have been issued in violation of any preemptive rights. Except as described in the Offering Documents, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations for the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.



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              (xii) Except as described in the SEC Filings or in Paragraph
                    6(a)(xii) of the Company's Disclosure Letter attached to this Agreement ("DISCLOSURE LETTER"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities being registered pursuant to any registration statement filed by the Company under the Act.

             (xiii) The Units to be issued and sold to Prospective Investors as provided in the Subscription Agreements have been duly authorized and when issued and delivered against payment therefor, will be validly issued, fully paid and nonassessable and will conform to the description thereof in the Offering Documents. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and when issued and delivered upon exercise and due payment therefor will be validly issued, fully paid and nonassessable and will conform to the description thereof in the Offering Documents; and there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock issuable upon the exercise of the Warrants pursuant to the Company's articles of incorporation or by-laws or any agreement or other outstanding instrument to which the Company is a party or is otherwise known to the Company. The Company has reserved sufficient shares of Common Stock to be issued upon exercise of the Warrants.

              (xiv) The Agent Warrants have been duly authorized and, when issued and delivered against payment therefor, will be validly issued, fully paid and nonassessable; the Agent Warrants are exercisable for Common Stock in accordance with the terms of the Agent Warrants and at the price therein provided; the shares of Common Stock issuable upon the exercise of the Agent Warrants have been duly authorized and reserved for issuance upon such exercise and such shares, when issued upon such exercise in accordance with the terms of the Agent Warrants, will be duly authorized, validly issued, fully paid and nonassessable; and there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock issuable upon exercise of the Agent Warrants pursuant to the Company's articles of incorporation or by-laws or any agreement or other outstanding instrument to which the Company is a party or is otherwise known to the Company.

               (xv) Except as disclosed in the Offering Documents, the Company is not (A) in violation of its articles of incorporation or by-laws, (B) in violation of any statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality, court, domestic or foreign, or arbitration panel or other body applicable to it where such violation would have a Material Adverse Effect or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting agreement, voting trust agreement, loan agreement, bond, debenture, note or other evidence of indebtedness, lease, sublease, license agreement, contract or other agreement or instrument to which it is a party or by which it or any of its respective properties are bound or affected ("CONTRACTS"), where such defaults, singly or in

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                    the aggregate, would have a Material Adverse Effect. To the knowledge of the Company, no other party to any Contract is in default in any material respect thereunder which affects the Company.

              (xvi) The Company has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement, the Subscription Agreement, the Warrants and the Agent Warrants. This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by the securities laws of the United States and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles affecting the enforcement of creditors' rights generally;

             (xvii) The issuance of the Units, including the Common Stock, the
                    Warrants, the Agent Warrants, and the execution, delivery and performance of this Agreement, the Subscription Agreement, the Warrants and the Agents Warrants, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, or give rise to rights of termination under, or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any Contracts or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under any Contracts, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or a material violation of any applicable statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or arbitration panel or other body, having jurisdiction over the Company or any of the Company's properties.

            (xviii) No consent, approval, authorization, license or order of or from, or registration, qualification, declaration or filing with, federal, state, local, or other governmental authority or any person or court, administrative agency, or other body is required for the consummation of the transactions contemplated in this Agreement, or the Offering Documents, except as may have been made or may be required under any state securities or Blue Sky laws or pursuant to Regulation D.

              (xix) The Company is in compliance in all material respects with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management and waste disposal (collectively, the "ENVIRONMENTAL LAWS"), except for any noncompliance as may be described in the Offering Documents, and to the best of the Company's knowledge, there are no circumstances that would prevent, interfere with, or materially increase the cost of such compliance in the future. Except as set forth in the Offering Documents, there is no claim under any Environmental Law, including common law ("ENVIRONMENTAL CLAIM"), pending or, to the knowledge of the Company, threatened against or affecting the Company and, to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that could form the basis of any Environmental Claim against or affecting the Company.

               (xx) Except as set forth in Paragraph 6(a) (xx) of the Disclosure
                    Letter, the Company has good and marketable title to all property owned by it, in each case free and clear of all liens, charges, encumbrances or restrictions except as described in the Offering Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Except as described in the Offering Documents, all material Contracts to which the Company is a party, or by which the Company or any of its properties or assets are bound, are valid, subsisting and enforceable and are in full force and effect.

              (xxi) Except as set forth in Paragraph 6(a) (xx) of the
                    Disclosure Letter, the Company (A) has paid all federal, state, local and foreign taxes for which it is liable and has furnished all information returns it is required to furnish pursuant to the Internal Revenue Code of 1986, as amended, (B) has established adequate reserves for such taxes which are not due and payable and (C) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

             (xxii) The Company maintains insurance of the types and in amounts which it deems adequate for its business, all of which are in full force and effect.

            (xxiii) Other than set forth in this Agreement, there are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Units.

             (xxiv) Neither the Company nor, to the best of the Company's knowledge, any of the Company's officers, employees, agents or any other person acting on behalf of, at the direction of or for the benefit of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, might have had a Material Adverse Effect or (c) if not continued in the future, might result in a Material Adverse Effect.

              (xxv) During the past five years, none of the current officers or directors of the Company have been:

               (a) The subject of a petition under the federal bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which any or them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an executive officer at or within two years before the time of such filing;

               (b) Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

               (c) The subject of any order, judgment, or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them from, or otherwise limiting, any of the following activities:

                    (1) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;

                    (2)  engaging in any type of business practice; or

                    (3) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities law or federal commodity laws;

               (d) The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days their right to engage in any activity described in paragraph (3)(i) above, or be associated with persons engaged in any such activity;

               (e) Found by any court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated;

               (f) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; or

               (g) Found by a court or an administrative agency to have or is alleged to have violated any Canadian or foreign securities laws.

              (xxv) Neither the Company nor, to the knowledge of the Company, any of its affiliates has, directly or through any agent, sold, offered for sale or solicited offers to buy nor will any of the foregoing directly buy any security of the Company, as defined in the Act, which is or will be integrated with the sale of the Units in a manner that would require the registration, pursuant to the Act, of the Offering.

             (xxvi) During the period commencing on the date hereof and ending on the Final Closing Date, the Company shall not, without prior notice to and consent of the Placement Agent, which consent shall not be unreasonably withheld: (A) issue any securities or incur any liability or obligation, primary or contingent, for borrowed money; (B) enter into any transaction not in the ordinary course of business; or (C) declare or pay any dividend on its capital stock.

            (xxvii) Neither the Company nor any of its officers, directors, or affiliates, has engaged, directly or indirectly, in any act or activity that may jeopardize the status of the offering and sale of the Securities as an exempt transaction under the Act or under all applicable federal and/or state securities or "blue sky" laws of any jurisdiction in which the Securities may be offered or sold.

          7.   Covenants of the Company.

               The Company covenants that it will:

               (a) Notify Meyers Associates immediately, and confirm such notice in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the Final Closing Date, as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal, or suspension of the qualification or registration of the Securities, or of an exemption from such registration or qualification, in any jurisdiction. The Company will use its reasonable best efforts to prevent the issuance of any such modification, rescission, withdrawal, or suspension and if Meyers Associates so request, to obtain the lifting thereof as promptly as possible.

               (b) Not make any supplement or amendment to the Offering Documents unless such supplement or amendment complies with the requirements of the Act and Regulation D and the applicable federal and/or state securities and "blue sky" laws. If, at any time during the period commencing on the date hereof and ending on the Final Closing Date, any event shall have occurred as a result of which the Offering Documents contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of counsel to the Company, it is necessary at any time to supplement or amend the Offering Documents to comply with the Act, Regulation D, or any applicable securities or "blue sky" laws, the Company will promptly prepare an appropriate supplement or amendment in form and substance reasonably satisfactory to the Placement Agent, which will correct such statement or omission or which will effect such compliance.

               (c) Deliver without charge to the Placement Agent such number of copies of the Offering Documents and any supplement or amendment thereto as may reasonably be requested by the Placement Agent.

               (d) Not, directly or indirectly, solicit any offer to buy from, or offer to sell to any person any Securities during the Offering Period, except through the Placement Agent.

               (e) Use its reasonable best efforts to qualify the Securities for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of the jurisdictions as may be required by the Placement Agent; provided, however, that the Company will not be obligated to qualify to do business as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of Securities in any jurisdiction or in any manner in which such sale may not be lawfully made; in this regard the Company shall be entitled to rely on the Placement Agent's representations herein, and the representations of Prospective Investors in the Subscription Agreement and the Investor Questionnaires, and on the Blue Sky qualifications affected by the Placement Agent's counsel.

               (f) At all times during the period commencing on the date hereof and ending on the Final Closing Date, provide to each Prospective Investor or his Purchaser Representative (as defined in Regulation D), if any, on request, such information (in addition to that contained in the Offering Documents) concerning the Offering, the Company and any other relevant matters, as it possesses or can acquire without unreasonable effort or expense, and to extend to each Prospective Investor or his Purchaser Representative, if any, the opportunity to ask questions of, and receive answers from, the President or other Executive Officers of the Company concerning the terms and conditions of the Offering and the business of the Company and to obtain any other additional information, to the extent it possesses the same or can acquire it without reasonable effort or expense, as such Prospective Investor or Purchaser Representative may consider necessary in making an informed investment decision or in order to verify the accuracy of the information furnished to such Prospective Investor or Purchaser Representative, as the case may be; PROVIDED, HOWEVER, the Company will not provide any information pursuant to this
                    Section 7(f) which would violate any applicable law or agreement to which it is a party.

               (g) Notify Meyers Associates promptly of the acceptance or rejection of any subscription. The Company shall not accept subscriptions from, or make sales of Securities to, any Prospective Investors who are not, to the Company's knowledge, accredited investors.

               (h) Cooperate with Placement Agent's counsel to file five copies of a Notice of Sales of Securities on Form D with the Securities and Exchange Commission (the "Commission") no later than 15 days after the first sale of the Securities, and/or such documents or certificates as are required by any particular state "blue sky" law. The Company shall file promptly such amendments to such Notice on Form D as shall become necessary and, as requested by Meyers Associates, shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish Meyers Associates with copies of all such filings.

               (i) Not, directly or indirectly, engage in any act or activity which may jeopardize the status of the offering and sale of the Securities as exempt transactions under the Act or under the securities or "blue sky" laws of any jurisdiction in which the Offering maybe made. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, the Company shall not, directly or indirectly, engage in any offering of securities which, if integrated with the Offering in the manner prescribed by Rule 502(a) of Regulation D and applicable releases of the Commission, may jeopardize the status of the offering and sale of the Securities as exempt transactions under Regulation D.

               (j) Apply the net proceeds from the sale of the Securities as set forth in the Disclosure Statement. No proceeds of the Offering shall be used to pay, in whole or in part, (A) any outstanding debt represented by the outstanding debt obligations set forth on Paragraph 7j of the Disclosure Letter or (B) any accrued but unpaid salary or bonus to officers or directors of the Company.

               (k) Not, during the period commencing on the date hereof and ending on the Final Closing Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without Meyers Associates prior written consent which consent will not be unreasonably withheld, except as required by applicable securities laws and except as may be related to the marketing and sale of its products in the normal course of business.

               (l) Provide each Prospective Investor with registration rights which provide that the Company shall file a registration statement (the "REGISTRATION STATEMENT") with the SEC within 30 days of the final closing of the Offering to provide for the resale of the shares of Common Stock issued pursuant to the Subscription Agreements or upon exercise of the Warrants. The registration rights also shall provide that the failure to file an the registration statement as contemplated herein shall result in a two-percent (2%) per month, pro-rated daily, penalty on the subscription price payable through the issuance by the Company to each investor of additional shares of Common Stock and an additional three (3%) percent penalty for each 90 days period thereafter. The Company shall use commercially reasonable efforts to obtain an order of effectiveness from the SEC declaring the registration statement effective as soon as reasonably possible, including responding to all SEC comments within 15 business days.

          8.   Payment of Expenses.

     The Company hereby agrees to pay all fees, charges, and expenses incident to the performance by the Company of its obligations hereunder, including, without limitation, all fees, charges, and expenses in connection with: (i) the preparation, printing, filing, distribution, and mailing of the Offering Documents including the cost of all copies thereof; (ii) the issuance of the Securities including any transfer or other taxes payable thereon and the fees of any transfer agent or registrar; (iii) the qualification of the Securities or the securing of an exemption therefrom under state or foreign "blue sky" or securities laws, including without limitation, filing fees payable in the jurisdictions in which such registration or qualification or exemption therefrom is sought and disbursements in connection therewith.

          9.   Conditions of Placement Agent's Obligations.

     The obligations of the Placement Agent pursuant to this Agreement shall be subject, to the continuing accuracy, in all material respects, of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent, as of the date hereof and as of each Closing Date, with respect to the performance by the Company of its obligations hereunder, and to the following conditions:

               (a) At the First Closing and the Final Closing, the Placement Agent shall have received an opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, dated each Closing Date, addressed to the Placement Agent, and in form and scope satisfactory to counsel for the Placement Agent, to the effect that:

                    (i) The Company is a corporation in good standing under the laws of the State of California, the jurisdiction of its organization. The Company has the corporate power to enter into each of the Transaction Documents (as shall be defined) and to perform its obligations thereunder;

                    (ii) The execution and delivery of each of the Transaction
                         Documents by the Company and the performance by the Company of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents has been duly and validly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company;

                   (iii) The shares of Common Stock issuable pursuant to the
                         Transaction Documents have been duly authorized and reserved for issuance and will be validly issued, fully paid and non-assessable; the shares of Common Stock underlying the Warrants (the "UNDERLYING SHARES") have been duly authorized and reserved for issuance upon exercise of the Warrants and, if and when issued upon the exercise of the Warrants in accordance with the terms of the Transaction Documents, the Underlying Shares will be validly issued, fully paid and non-assessable;

                    (iv) The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of the transactions contemplated by the Transaction Documents will not, (a) result in any violation of any law, rule or regulation of any Included Law (as shall be defined), (b) result in any violation of any order, writ, judgment or decree known to us, or (c) result in a violation of the Company's articles of incorporation or bylaws;

                    (v) No authorization, consent or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or other person (each, a "FILING") is required under any of the Included Laws for the due execution and delivery of the Transaction Documents by the Company and the performance by the Company of the transactions contemplated by the Transaction Documents except (ii) Filings necessary in connection with the exercise of remedies under the Transaction Documents, (iv) such other Filings as have been obtained or made, (v) Filings required under federal and state securities laws as contemplated by the Transaction Documents, and (vii) Filings required to maintain corporate and similar standing and existence; and

                    (vi) The offer and sale of the Securities are exempt from
                         the registration and prospectus delivery requirements of the Act. We express no opinion as to any subsequent resale of the Securities.

     In rendering such opinions, counsel for the Company may rely (A) as to matters of fact, on certificates of responsible officers of the Company; and (B) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Placement Agent.

               (b) On or prior to the Initial Closing Date the Placement Agent shall have been furnished such information, documents, and certificates, as it may reasonably require for the purpose of enabling it to review the matters referred to in Section 8(a), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained.

               (c) At the First Closing and at each subsequent Closing, the Placement Agent shall have received one or more certificates of the chief executive officer and of the chief financial officer of the Company, dated the applicable Closing Date to the effect that, as of the date of this Agreement and as of the applicable Closing Date the representations and warranties of the Company contained herein were and are accurate in all material respects, and that as of the Closing Date the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects. Notwithstanding the foregoing, the Company hereby represents and warrants that at each Closing, the representations and warranties contained herein shall be true and correct in all material respects.

               (d) All corporate action taken in connection with the issuance, sale, and delivery of the Securities shall be reasonably satisfactory in form and substance to Meyers Associates and its counsel.

               (e) There shall not have occurred after the date hereof, at any time prior to each Closing: (A) any domestic or international event, act, or occurrence which has materially disrupted, or in Meyers Associates opinion will in the immediate future materially disrupt the securities markets;
                    (B) a general suspension of, or a general limitation on prices for, trading in securities on the the over-the-counter market; (C) any banking moratorium declared by a state or federal authority; (D) any material interruption in the mail service or other means of communication within the United States; (E) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (F) any change in the market for securities in general or in political, financial, or economic conditions which, in Meyers Associates reasonable judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Securities.

               (f) The Company shall have executed and delivered to Meyers Associates the Advisory and Consulting Agreement as required under Section 13 hereunder and any required Agent Warrants as provided herein.

               (g) The Company shall have obtained an extension on the maturity date of its outstanding bridge debt in the principal amount of approximately $250,000 to provide for an extended maturity date of one year from the closing of the Offering and such other terms as may be agreed upon by the Placement Agent and the Company.

               (h) Any certificate or other document signed by any officer of the Company and delivered to Meyers Associates or to its counsel at a Closing shall be deemed a representation and warranty by the Company hereunder as to the statements made therein. If any condition to Meyers Associates obligations hereunder has not been fulfilled in all material respects as and when required to be so fulfilled, Meyers Associates may terminate this Agreement or, if Meyers Associates so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment. If Meyers Associates elects to terminate this Agreement, Meyers Associates shall notify the Company of such election in writing. Upon such termination, neither party shall have any further liability or obligation to the other except as provided in Section 11 hereof.

               (i) Prior to the Initial Closing, the Company and Jacques Tizabi shall have executed a written agreement, the terms of which shall be contingent on the consummation of the Initial Closing, whereby (A) Mr. Tizabi defers payment of all accrued but unpaid bonus or salary for nine months after the date hereof and (B) Mr. Tazabi defers payment of cash compensation pursuant to his employment agreement in excess of $150,000 (pro rated for each pay period) for nine months following the date hereof.

               (j) Prior to the Initial Closing, the Company and Astor Capital ("ASTOR") shall have executed a written agreement, the terms of which shall be contingent on the consummation of the Initial Closing, whereby the Company and Astor agree that
                    (i) the compensation payable to Astor pursuant to that certain Agreement for Investment Banking and Advisory Services dated June 1, 2003, shall be reduced during the period from the date hereof and for nine months hereafter to an amount not to exceed the sum of $5,000 per month, (ii) no Offering proceeds shall be used to make such payments, and
                    (iii) no new agreements for services with compensation payable to Astor shall be entered into between the Company and Astor during the nine month period commencing on the date hereof, unless Astor is successful in raising capital for the Company or assists the Company in a corporate transaction such as a merger, consolidation, joint venture, strategic relationship or license agreement.

          10.  Conditions of Company's Obligations.

     The obligations of the Company pursuant to this Agreement shall be subject, in its discretion, to the performance by the Placement Agent in all material respects of its obligations hereunder.

          11.  Termination.

     This Agreement may be terminated by (a) the Placement Agent if any of the closing conditions contained in Section 9 have not been satisfied in all material respects or (b) the Company if any of the closing conditions contained in Section 10 have not been satisfied in all material respects or if the Minimum Offering has not been successfully placed by the end of the Offering Period. If the Agreement is terminated as the result of a breach by the Company of any covenant, representation, or warranty contained in the Agreement then, in that event, and provided the Placement Agent is not in breach hereunder, the Company shall be liable for the Placement Agent's reasonable expenses, including counsel fees, after giving credit for any prior payment of expenses by the Company. If the Agreement is terminated as the result of a breach by the Placement Agent of any material covenant, representation, or warranty contained in the Agreement then, in that event, and provided the Company is not in breach hereunder, the Placement Agent shall be liable for the Company's reasonable expenses, including counsel fees.

          12.  Indemnification and Contribution.

               (a) The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Placement Agent (each an "INDEMNIFIED PARTY") within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 12, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in
                    (A) the Offering Documents or in any document delivered or written statement made pursuant to Section 7(f) or (B) any application or other document or communication (it being understood that neither the Company nor any officer, director or employee shall provide any information to any Prospective Investor which is not contained in the Offering Documents) (in this Section 12 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Securities under the "blue sky" or securities laws thereof or in order to secure an exemption from such registration or qualification or filed with the Commission;
                    (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in
                    Section 12(b) with respect to the Placement Agent expressly for inclusion in the Offering Documents or in any application, as the case may be; or (iii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage, and expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Documents or application relating to the Securities in reliance upon and conformity with written information relating to the Placement Agent furnished to the Company by the Placement Agent. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

     If any action is brought against an Indemnified Party, in respect of which indemnify may be sought against the Company pursuant to the foregoing paragraph, such Indemnified Party or Parties shall promptly notify the Company (the "INDEMNIFYING PARTY") in writing of the institution of such action. The failure so to notify shall not relieve the Indemnifying Party from any liability it may have except to the extent that it has been prejudiced in any respect by such failure or from any liability that it may have to such Indemnified Party other than pursuant to this Section 12(a). In case of such action, the Indemnifying Party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party or Parties) and payment of expenses. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have promptly employed counsel satisfactory to such Indemnified Party or Parties to have charge of the defense of such action or such Indemnified Party or Parties shall have been advised by counsel that there may be a conflict of interest between the Indemnified Parties the Indemnifying Party in the conduct of the defense, in any of which events such fees and expenses of one such counsel shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Parties. Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities, the Offering Documents, or any application.

               (b) The Placement Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or
                    Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent in Section 12(a), with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 12, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Offering Documents, any registration statement, or any prospectus pursuant to this Agreement in reliance upon and in conformity with written information furnished to the Company as stated in this Section 12 with respect to the Placement Agent expressly for inclusion in the Offering Documents,
                    (ii) the failure of the Placement Agent to comply with the provisions of Section 2(c) hereof or with the "blue sky" or securities laws of the jurisdictions in which the Placement Agent solicits offers to buy or offers to sell any Securities, or (iii) any breach of any representation, warranty, covenant or agreement of the Placement Agent contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Placement Agent may otherwise have, including liabilities arising under this Agreement. In no case, notwithstanding anything to the contrary contained in this Section 12, shall the Placement Agent be liable under this Section 12(b) in excess of the compensation received by it pursuant to
                    Section 5(a) hereof. If any action shall be brought against the Company or any other person so indemnified based on the Offering Documents and in respect of which indemnity may be sought against the Placement Agent pursuant to this Section 12, the Placement Agent shall have the rights and duties given to the Indemnifying Party, and the Company and each other person so indemnified shall have the rights and duties given to the Indemnified Parties, by the provisions of
                    Section 12(a) hereof.

               (c) To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to Section 12(a) or 12(b) hereof but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any Indemnified or Indemnifying Party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Placement Agent (including for this purpose any contribution by or on behalf of an Indemnified Party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand;

                    PROVIDED, HOWEVER, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to
                    Section 5(a) hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Placement Agent pursuant to Section 5(a) hereof.

     The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 12(c). In no case, notwithstanding anything to the contrary contained in this Section 12, shall the Placement Agent be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 5(a) hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 12(c), each person, if any, who controls the Placement Agent within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent, and counsel of the Placement Agent, shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 12(c). Anything in this Section 12(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 12(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

          13.  Consulting Agreement.

     Upon completion of the Minimum Offering, the Company and the Placement Agent shall enter into an Advisory and Consulting Agreement upon mutually agreeable terms which shall provide for the Placement Agent to serve, on a non-exclusive basis, as a financial consultant to the Company in consideration for warrant to purchase a number of Units equal to 10% of the Units sold in the Offering ("CONSULTING WARRANTS"), exercisable at the Offering Price of the Units. The Consulting Warrants shall have terms, including registration rights, similar to the Units sold to investors, and shall have an exercise term of five years.

          14.  Non-Solicitation.

     The Company agrees that, for a period of three years from the date hereof, it shall not solicit any offer to buy from or offer to sell to any person originally introduced to the Company by the Placement Agent in connection with the Offering, directly or indirectly, any securities of the Company or of any other entity, or provide the name of any such person to any other securities broker or dealer or selling agent. If the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities, or provides the name of any such person to any other securities broker or dealer or selling agent, and such person purchases such securities or purchases securities from any other securities broker or dealer or selling agent, the Company shall pay to the Placement Agent an amount equal to 10% of the aggregate purchase price of the securities so purchased by such person.

          15.  Representations and Agreements to Survive Delivery.

     All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and, such representations, warranties, covenants, and agreements, including the indemnification and contribution agreements contained in Section 12, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 12(b), and shall survive the issuance, sale, and delivery of the Securities. In addition, notwithstanding any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Sections 12 and 14 shall survive termination of this Agreement and shall not be affected in any way by such election or termination or failure to carry out the terms of this Agreement or any part thereof.

          16.  Notices.

     All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Placement Agent, shall be mailed by certified mail, hand delivered, or sent by overnight courier service, to Meyers Associates L.P. 45 Broadway, New York, New York 10006
Attention: Bruce Meyers, with a copy to Goldstein & DiGioia LLP, 45 Broadway, 11th Floor, New York, New York 10017, Attention: Brian C. Daughney, Esq.; or if sent to the Company, shall be mailed by certified mail, hand delivered, or sent by overnight courier service, to Universal Detection Technology, 9595 Wilshire Blvd., Suite 700, Beverly Hills, California 90212, Attention Jacques Tizabi, with a copy to Akin Gump Strauss Hauer & Feld, 2029 Century Park East, 24th Floor, Los Angeles, California 90067, Attention: Julie M. Kaufer. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

          17.  Parties.

     This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent and the Company and the persons and entities referred to in Section 10 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any purchaser, as such, of Securities), and no other person shall have or be construed to have any legal or equitable right remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

          18.  Construction.

     This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any or all actions or proceedings which may be brought by the Company or Meyers Associates under this Agreement shall be brought in the federal or state courts having a situs within the State of New York, New York County, and the Company and Meyers Associates each hereby consent to the jurisdiction of any local, state, or federal court located within the State of New York, New York County and waive all objections to venue.

          19.  Counterparts.

     This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                            Very truly yours,

                                            UNIVERSAL DETECTION TECHNOLOGY



                                            By: ________________________________
                                                Name:  Jacques Tizabi
                                                Title: Chief Executive Officer

Accepted as of the date
first above written:

Meyers Associates L.P.

By:  Meyer Janssen Securities Corp
     General Partner


By:
    -----------------------------------------------
        Name:   Bruce Meyers
        Title:  President

                                    EXHIBIT A

Additional Offering Terms

Total Offering                              Up to $1,000,000 of Units, subject to increase by
                                            an additional $1,000,0000 of Units


Units                                       Units are comprised of Shares of
                                            common Stock and Class A and Class B
                                            Warrants.

Offering Price                              The Units shall have an offering price of the
                                            lower of (i) the average closing bid price for
                                            the Company's Common Stock for the five trading
                                            days ending the trading day immediately prior to
                                            the initial closing date less 33% (rounded to the
                                            nearest whole cent) or (ii) $0.50 per Unit.

Class                                       A Warrants Provide for the purchase
                                            of 1/2 share of Common Stock at the
                                            Unit Offering price.

Class                                       B Warrants Provide for the purchase
                                            of 1/2 share of Common Stock at
                                            $0.70 per share.

Registration Rights.                        The Company has agreed to file a registration
                                            statement with the Securities and Exchange
                                            Commission within 30 days of final closing of the
                                            Offering to register for resale the shares of
                                            Common Stock and the shares underlying the
                                            Warrants included in the Units.  This
                                            registration statement will also register for
                                            resale the shares of Common Stock underlying the
                                            Placement Agent Warrants.



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